UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2004

Medical Technology Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-16594	59-2740462

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12920 Automobile Boulevard, Clearwater, Florida 33762

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (727) 576-6311

N/A

(Former name or former address, if changed since last report)

Item 5.     Other Events

      On May 13, 2004 the Company issued a press release announcing a co-marketing agreement between Medical Technology Systems, Inc. and Cardinal Health, Inc. The press release is attached to this report as Exhibit 99.1.

EXHIBIT	DESCRIPTION

99.1	Press Release of Medical Technology Systems, Inc., dated May 13, 2004 (furnished pursuant to Item 5 of Form 8-K)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Medical Technology Systems, Inc. D/B/A MTS Medication Technologies

(Registrant)

Date: May 13, 2004	By:	/s/ Michael P. Conroy
Michael P. Conroy
Vice President and Chief Financial Officer